Exhibit 99.2
Dana Corporation Declares Dividend, Estimates Impact of Restatements
TOLEDO, Ohio — October 18, 2005 — The Board of Directors of Dana Corporation
(NYSE: DCN) today declared a dividend on the company’s common stock of 1 cent per share, payable on Dec. 15, 2005, to shareholders of record on Dec. 1, 2005. The Board determined that the reduction from the 12-cent per share dividend rate that had been paid in recent quarters was appropriate given the challenging circumstances facing both the company and the automotive industry.
Restatement Impact Estimated
Dana announced on Oct. 10 that its management and the Audit Committee of Dana’s Board of Directors had determined, as a result of their ongoing internal investigation, that the company had not properly accounted for certain items during 2004 and the first and second quarters of 2005, and that the company would restate its financial statements for those periods. These conclusions were reached in consultation with Dana’s independent registered public accounting firm, PricewaterhouseCoopers LLP, and independent investigators retained by the Audit Committee. The primary purpose for the restatements is to correct issues involving customer pricing and transactions with suppliers in Dana’s Commercial Vehicle business.
Although the investigation is not yet complete, and the effect of the above restatements may require the restatement of financial statements for prior periods, the company currently expects that the net aggregate reduction in net income for all periods to be restated will be between $25 million and $45 million after tax.
Financial Agreement Waivers Secured
Since Dana’s announcement on Oct. 10 of its intention to restate its financial statements for 2004 and 2005 and its decision to write off its U.S. deferred tax assets, Dana has received additional necessary waivers through Nov. 30, 2005, under its principal bank facility and accounts receivable securitization agreement. The company is currently in discussion with its lenders regarding possible modifications to its existing facilities, as well as alternative financing arrangements.
The company is in the process of addressing possible non-compliance with covenants in two of its indentures and four leases with respect to furnishing financial statements in accordance with generally accepted accounting principles in the United States (GAAP). The company is continuing to assess the impact of these developments on its obligations under other leases and agreements.
Operational and Strategic Actions Being Evaluated
The company plans to make announcements later this week regarding operational and strategic measures to improve its financial performance.
About Dana Corporation
Dana people design and manufacture products for every major vehicle producer in the world. Dana is focused on being an essential partner to automotive, commercial, and off-highway vehicle customers, which collectively produce more than 60 million vehicles annually. A leading supplier of axle, driveshaft, engine, frame, chassis, and transmission technologies, Dana

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employs 46,000 people in 28 countries. Based in Toledo, Ohio, the company reported sales of $9.1 billion in 2004. Dana’s Internet address is: www.dana.com.
Forward-Looking Statements
Statements in this release that are not entirely historical constitute “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements represent Dana’s expectations based on current information and assumptions. However, forward-looking statements are inherently subject to risks and uncertainties. The actual impact on Dana’s net income of the restatements of the company’s financial statements could differ materially from what is currently anticipated or projected depending upon the results of the ongoing internal investigation. In addition, there can be no assurances regarding the outcome of Dana’s discussions with its lenders regarding covenant compliance and future financing arrangements. Forward-looking statements in this release speak only as of the date of the release. Dana does not undertake to update such forward-looking statements.
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